EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 8, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in First Advantage Corporation’s Annual Report on Form 10-K and Form 10-K/A, respectively, for the year ended December 31, 2003. We also consent to the incorporation by reference in this Registration Statement of our report dated June 16, 2004 relating to the combined financial statements of CIC Enterprises, Inc. and Affiliated Companies for the years ended December 31, 2003 and 2002, which appears in First Advantage Corporation’s current report on Form 8-K/A filed July 2, 2004. We also consent to the incorporation by reference in this Registration Statement of our report dated June 18, 2004 relating to the consolidated financial statements of Realeum, Inc. for the year ended December 31, 2003, which appears in First Advantage Corporation’s current report on Form 8-K/A filed July 2, 2004. We also consent to the references to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

July 21, 2004